                         SECURITIES PURCHASE AGREEMENT

                                by and between

                                CARESIDE, INC.

                                      and

                                 ROYCAP, INC.

                                     dated

                              September ___, 2000

                               TABLE OF CONTENTS
                               -----------------

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                                                                           Page
                                                                           ----
1.        SALE AND PURCHASE...............................................   1

  1.1.    Sale and Purchase...............................................   1
  1.2.    Certain Terms...................................................   1

2.        CLOSING, DELIVERY AND PAYMENT...................................   2

  2.1.    Closing.........................................................   2
  2.2.    Delivery; Payment...............................................   2

3.        REPRESENTATIONS AND WARRANTIES..................................   2

  3.1.    Representations and Warranties of the Company...................   2

   (a)    Organization and Qualification..................................   2
   (b)    Authorization; Enforcement......................................   2
   (c)    Capitalization..................................................   3
   (d)    Issuance of the Securities......................................   3
   (e)    No Conflicts....................................................   3
   (f)    Filings, Consents and Approvals.................................   4
   (g)    Litigation; Proceedings.........................................   4
   (h)    No Default or Violation.........................................   4
   (i)    Exemption from Registration.....................................   5
   (j)    SEC Reports; Financial Statements...............................   5
   (k)    Investment Company..............................................   5
   (l)    Certain Fees....................................................   6
   (m)    Form S-3 Eligibility............................................   6
   (n)    Listing and Maintenance Requirements............................   6
   (o)    Patents and Trademarks..........................................   6
   (p)    Regulatory Permits..............................................   6
   (q)    Title...........................................................   6
   (r)    Disclosure......................................................   6

  3.2.    Representations and Warranties of the Purchaser.................   7

   (a)    Organization; Authority.........................................   7
   (b)    Investment Intent...............................................   7
   (c)    Purchaser Status................................................   7
   (d)    Experience of such Purchaser....................................   7
   (e)    Ability of such Purchaser to Bear Risk of Investment............   7
   (f)    Access to Information...........................................   7
   (g)    General Solicitation............................................   8

                                                                           Page
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
   (h)    Reliance........................................................   8
   (i)    Certain Fees....................................................   8

4.        ADDITIONAL AGREEMENTS...........................................   8

  4.1.    No Other Representations........................................   8
  4.2.    Transfer Restrictions...........................................   8
  4.3.    Acknowledgment of Dilution......................................   9
  4.4.    Furnishing of Information.......................................   9
  4.5.    Integration.....................................................  10
  4.6.    Increase in Authorized Shares...................................  10
  4.7.    Reservation and Listing of Underlying Common Shares.............  10
  4.8.    Conversion and Exercise Procedures..............................  11
  4.9.    Notice of Breaches..............................................  11
  4.10.   Certain Securities Laws Issues; Publicity.......................  11
  4.11.   Transfer of Intellectual Property Rights........................  12
  4.12.   Use of Proceeds.................................................  12
  4.13.   Reimbursement...................................................  12
  4.14.   Stockholders Rights Plan........................................  13
  4.15.   Fees............................................................  13
  4.16.   Additional Security Interests...................................  13
  4.17.   Convertible Debenture...........................................  13

5.        CONDITIONS TO CLOSING...........................................  13

  5.1.    Conditions to Purchaser's Obligations at the Closings...........  13

   (a)    Representations and Warranties True; Performance of Obligations.  13
   (b)    Legal Investment................................................  14
   (c)    Corporate Documents.............................................  14
   (d)    Reservation of Underlying Common Shares.........................  14
   (e)    Proceedings and Documents.......................................  14
   (f)    Delivery of Documents at the Closing............................  14

  5.2.    Conditions to Obligations of the Company........................  15

   (a)    Representations and Warranties True.............................  15
   (b)    Filing of Certificate...........................................  15
   (c)    Deliveries by Purchaser to the Company at the Closing...........  15

6.        MISCELLANEOUS...................................................  15

  6.1.    Fees and Expenses...............................................  15
  6.2.    Entire Agreement; Amendments....................................  15
  6.3.    Notices.........................................................  15

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  6.4.    Amendments; Waivers.............................................  16
  6.5.    Headings........................................................  17
  6.6.    Successors and Assigns..........................................  17
  6.7.    No Third-Party Beneficiaries....................................  17
  6.8.    Governing Law; Jurisdiction.....................................  17
  6.9.    Survival........................................................  17
  6.10.   Execution.......................................................  17
  6.11.   Severability....................................................  17
  6.12.   Remedies........................................................  18

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

          THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 13, 2000, by and between Careside, Inc., a Delaware corporation (the "Company"), and RoyCap, Inc., a Canadian corporation (the "Purchaser").

                                R E C I T A L S

          WHEREAS, Purchaser desires to purchase 150 shares (the "Preferred Shares") of Series B Convertible Preferred Stock of the Company, $5,000 stated value per share (the "Preferred Stock);

          WHEREAS, Purchaser desires to purchase a warrant to purchase 200 shares of Series B Convertible Preferred Stock of the Company (the "Preferred Warrant");

          WHEREAS, Purchaser desires to purchase a warrant to purchase 25,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company (the "Common Warrant") and a warrant to purchase up to 4,000,000 shares of Common Stock (the "Callable Common Warrant" and together with the Preferred Warrant and the Common Warrant, the "Warrants"); and

          WHEREAS, the Company desires to issue and sell to the Purchaser, and Purchaser desires to purchase from the Company, the Preferred Shares, the Preferred Warrant, the Common Warrant and Callable Common Warrant subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchaser agree as follows:

1.   SALE AND PURCHASE.

     1.1.  Sale and Purchase. Subject to the terms and conditions hereof, at the
           -----------------
Closing (as defined in Section 2.1 hereof), the Company hereby agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company,
(i) 150 Preferred Shares; (ii) the Preferred Warrant; (iii) the Common Warrant, and (iv) the Callable Common Warrant, for an aggregate purchase price of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Purchase Price"). The Purchase Price shall be paid at the Closing. The Preferred Shares and the Underlying Common Shares (as defined herein) shall have the rights, preferences, privileges and restrictions set forth in the Series B Convertible Preferred Stock Certificate of Designations (the "Certificate") in the form attached hereto as Exhibit A.

     1.2.  Certain Terms. For purposes of this Agreement, (i) "Business Day"
           -------------
shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of California and the country of Canada generally are authorized or required by law or other governmental action to close, and (ii) a "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. References to the knowledge or belief of the Company mean the knowledge or belief of senior management of the Company.

2.   CLOSING, DELIVERY AND PAYMENT.

     2.1.  Closing. The closing of the sale and purchase of the Preferred Shares
           -------
and the Warrants (the "Closing"), shall take place on the date hereof at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

     2.2.  Delivery; Payment. At the Closing, subject to the terms and
           -----------------
conditions hereof, the Company will deliver to the Purchaser (i) certificates representing the number of Preferred Shares purchased hereunder, (ii) the Preferred Warrant substantially in the form attached hereto as Exhibit B, (iii) the Common Warrant substantially in the form attached hereto as Exhibit C, and
(iv) the Callable Common Warrant substantially in the form attached hereto as Exhibit D, to be purchased at the Closing by the Purchaser, against payment of the Purchase Price therefor by wire transfer made payable to the order of the Company or as it shall direct.

3.  REPRESENTATIONS AND WARRANTIES.

     3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

           (a)  Organization and Qualification. The Company is a corporation
                ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than Careside Hematology, Inc. (the "Subsidiary"). The Subsidiary is an entity, duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement or the Transfer Agent Instructions (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, or
(z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

     (b)  Authorization; Enforcement. The Company has the requisite corporate
          --------------------------
power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally, or by general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation or by-laws.

     (c)  Capitalization. The Company's authorized capital stock consists of
          --------------
50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 8,807,112 shares of Common Stock and are issued and outstanding as of August 10, 2000. There are 2,248,696 shares of Common Stock underlying the Company's outstanding options and warrants as of August 10, 2000. The Company owns all of the capital stock of the Subsidiary. No securities of the Company or the Subsidiary are entitled to preemptive or similar rights, nor is any holder of securities of the Company or the Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or the Subsidiary by virtue of any of the Transaction Documents. The SEC Reports accurately reflect the Company's outstanding warrants and options. To the knowledge of the Company, except as specifically disclosed in the SEC Reports or
Schedule 3.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock.

     (d)   Issuance of the Securities. The Securities are duly authorized and,
           --------------------------
when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has reserved (i) 350 duly authorized Preferred Shares for issuance hereunder and for issuance upon exercise of the Preferred Warrant (the "Preferred Warrant Shares") and (ii) 4,689,034 shares of Common Stock for issuance hereunder upon conversion of the Preferred Shares and Preferred Warrant Shares and upon exercise of the Common Warrant and Callable Common Warrant. The shares of Common Stock issuable upon conversion of the Preferred Shares and Preferred Warrant Shares and upon exercise of the Common Warrant and the Callable Common Warrant, are referred to herein as the "Underlying Common Shares." The Preferred Shares, the Warrants and the Underlying Common Shares are collectively referred to herein as the "Securities."

     (e)  No Conflicts. The execution, delivery and performance of the
          ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or the Subsidiary's certificate of incorporation or bylaws (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or the Subsidiary is bound or affected; except, in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. To the Company's knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

     (f)  Filings, Consents and Approvals. Neither the Company nor any
          -------------------------------
Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 4.10, (ii) the filing with the Securities and Exchange Commission (the "Commission") of one or more registration statements meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Common Shares by the Purchaser (the "Underlying Shares Registration Statement"), (iii) the application(s) to the American Stock Exchange ("ASE") for the listing of the Underlying Common Shares with the ASE (and with any other national securities exchange or market on which the Common Stock is then listed) in the time and manner required thereby, (iv) applicable Blue Sky filings, and
(v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the items described in clauses (i)-(vi) are collectively, the "Required Approvals").

     (g)  Litigation; Proceedings. Except as specified in the SEC Reports, there
          -----------------------
is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

     (h)  No Default or Violation. Neither the Company nor the Subsidiary (i) is
          -----------------------
in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary under), nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

     (i)  Exemption from Registration. Assuming the accuracy of the
          ---------------------------
representations and warranties of the Purchaser set forth in Sections 3.2(b)-
(g), the offer, issuance and sale of the Preferred Shares and the Warrants to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     (j)  SEC Reports; Financial Statements. The Company has filed all reports
          ---------------------------------
required to be filed by it under the Securities Act and the Exchange Act for the one year preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject (other than this Agreement and the other Transaction Documents which will be filed as Exhibits to the Underlying Shares Registration Statement) have been filed as exhibits to the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has or that could reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the accounting firm serving as its financial auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock or stock option plans and existing agreements and terms of employment) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

     (k)  Investment Company. The Company is not, and is not an Affiliate (as
          ------------------
defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (l)  Certain Fees. Except as are payable to Brighton Capital, Ltd. by the
          ------------
Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person, with respect to the transactions contemplated by this Agreement.

     (m)  Form S-3 Eligibility. The Company is eligible to register the
          --------------------
Underlying Common Shares for resale under Form S-3 promulgated under the Securities Act.

     (n)  Listing and Maintenance Requirements. The Company has not, in the one
          ------------------------------------
year preceding the date hereof received notice (written or oral) from the ASE or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

     (o)  Patents and Trademarks. The Company and the Subsidiary have, or have
          ----------------------
rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which the Company believes are necessary or material for use in connection with their respective businesses as described in the SEC Reports and as currently conducted, and the failure to have which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company or the Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

     (p)  Regulatory Permits. The Company and the Subsidiary possess all
          ------------------
certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     (q)  Title. Neither the Company nor the Subsidiary owns any real property.
          -----
Except as set forth in Schedule 3.1(q), the Company and the Subsidiary have good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use of such property by the Company or the Subsidiary. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such property and buildings by the Company and the Subsidiary.

     (r)  Disclosure. The Company confirms that it has not provided the
          ----------
Purchaser or their agents or counsel with any information that constitutes or might constitute material non-public information. This Agreement, including the Schedules to this Agreement, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.2.  Representations and Warranties of the Purchaser. The Purchaser hereby
           -----------------------------------------------
represents and warrants to the Company as follows:

          (a)  Organization; Authority. The Purchaser is an entity duly
               -----------------------
organized, validly existing and in good standing under the laws of the Province of Ontario, Canada and have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally, or by general principles of equity.

          (b)  Investment Intent. The Purchaser is acquiring the Securities as
               -----------------
principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Securities or any part thereof. It has no present intention of selling or granting any participation in, or otherwise distributing the Securities. It is not party to any agreement or arrangement with any person to distribute any of the Securities.

          (c)  Purchaser Status. At the time the Purchaser was offered the
               ----------------
Securities, it was, and at the date hereof it is, an "Accredited Investor" as defined in Rule 501(a) under the Securities Act. The Purchaser has not been formed solely for the purpose of acquiring the Securities.

          (d)  Experience of such Purchaser. The Purchaser, either alone or
               ----------------------------
together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

          (e)  Ability of such Purchaser to Bear Risk of Investment. The
               ----------------------------------------------------
Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

          (f)  Access to Information. The Purchaser acknowledges that it has
               ---------------------
reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (g)  General Solicitation. The Purchaser is not purchasing the
               --------------------
Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine, website or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (h)  Reliance. The Purchaser understands and acknowledges that (i) the
               --------
Preferred Shares and Warrants are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations of the Purchaser and the Purchaser hereby consents to such reliance.

          (i)  Certain Fees. The Purchaser has not engaged or contracted with,
               ------------
and owes no fees or commissions to, any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person, with respect to the transactions contemplated by this Agreement.

4.  ADDITIONAL AGREEMENTS.

     4.1.  No Other Representations. The Company acknowledges and agrees that
           ------------------------
the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

     4.2.  Transfer Restrictions.
           ---------------------

           (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided (i) that the transferee certifies to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, (ii) that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof), and (iii) that any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

          (b) The Purchaser understands and agrees that the certificates for the Preferred Shares and the Underlying Common Shares shall bear the following legend, or a similar legend to the same effect, until (i) such Underlying Common Shares shall have been registered under the Securities Act and for the Underlying Common Shares effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Underlying Common Shares be may sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

          NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section. The Purchaser will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities (as defined in the Registration Rights Agreement) pursuant to an Underlying Shares Registration Statement.

     4.3.  Acknowledgment of Dilution. The Company acknowledges that the
           --------------------------
issuance of the Underlying Common Shares will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Common Shares is unconditional and absolute, subject to the limitations set forth herein in the Certificate or pursuant to the Warrants, regardless of the effect of any such dilution.

     4.4.  Furnishing of Information. As long as the Purchaser owns any
           -------------------------
Securities, the Company covenants to file timely (or obtain extensions in respect thereof and file within the applicable extension period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. So long as the Purchaser owns any Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchaser to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     4.5.  Integration. The Company shall not, and shall use its best efforts to
           -----------
ensure that, no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 3 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares and the Warrants to the Purchaser or that would be integrated with the offer or sale of the Preferred Shares and the Warrants for purposes of the rules and regulations of the American Stock Exchange.

     4.6.  Increase in Authorized Shares. If on any date the Company would be,
           -----------------------------
if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing the number of Preferred Warrant Shares or Underlying Common Shares as would then be issuable upon a conversion in full of the Preferred Warrant, Preferred Shares and Preferred Warrant Shares and the Common Warrant (the "Required Minimum") due to the unavailability of a sufficient number of authorized but unissued or reserved Preferred Stock and/or Common Stock, then the Board of Directors of the Company shall promptly (and in any case, within sixty 60 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate of incorporation to increase the number of Preferred Shares and/or shares of Common Stock which the Company is authorized to issue to at least such number of shares as is reasonably adequate to enable the Company to comply with its issuance, conversion, exercise and reservation of shares obligations as set forth in this Agreement, the Certificate and the Warrants. In connection therewith, the Company shall cause its Board of Directors to (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the sixtieth (60th) day after delivery of the proxy materials relating to such meeting and the ninetieth (90th) day after request by a holder of Securities to issue the number of Underlying Common Shares in accordance with the terms hereof) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

     4.7.  Reservation and Listing of Underlying Common Shares.
           ---------------------------------------------------

           (a) The Company shall (i) in the time and manner required, if so required, by the ASE and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed for trading, prepare and file with the ASE (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed for trading) an additional shares listing application covering a number of shares of Common Stock which is not less than the Required Minimum as of the Closing Date, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing in the ASE (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon.

           (b) The Company shall maintain a reserve of shares of Preferred Stock for issuance upon exercise of the Preferred Warrant and of shares of Common Stock for issuance upon conversion in full of the Preferred Shares and Preferred Warrant Shares and exercise in full of the Common Warrant and Callable Common Warrant in accordance with this Agreement, the Certificate and the Warrants, respectively, in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

     4.8.  Conversion and Exercise Procedures. The Certificate and Notice of
           ----------------------------------
Exercise under the Warrants set forth the totality of the procedures with respect to the conversion of the Preferred Shares and Preferred Warrant Shares and exercise of the Warrants, including the information and instructions as may be reasonably necessary to enable the Purchaser to convert their Preferred Shares and Preferred Warrant Shares and exercise their Warrants as contemplated in the Certificate and the Warrants (as applicable).

     4.9.  Notice of Breaches. Each of the Company and the Purchaser shall give
           ------------------
prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained therein to be incorrect or breached as of the Closing Date. However, no disclosure by a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

     4.10. Certain Securities Laws Issues; Publicity. The Company shall: (i) on
           -----------------------------------------
or immediately following the Closing Date, issue a press release reasonably acceptable to the Purchaser disclosing the transactions contemplated hereby,
(ii) file with the Commission a Report on Form 8-K or Form 10-Q (as applicable) disclosing the transactions contemplated hereby within the required time periods therefor, and

(iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchaser promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchaser. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications pertaining to the transactions contemplated hereby without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or such consent can not reasonably be expected to be received prior to the time required to complete such filing or make such statement in accordance with such applicable law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchaser, except to the extent such disclosure is required by law, in which case the Company shall provide the Purchaser with a copy of such disclosure. A party shall be deemed to have consented or given a written consent hereunder if such party fails to give its consent, orally or in writing where so required, within two (2) business days of receipt of the request for consent.

     4.11.  Transfer of Intellectual Property Rights. Except in connection with
            ----------------------------------------
the sale of all or substantially all of the assets of the Company, prior to the 180th day after the Effective Date, the Company shall not sell or otherwise dispose of any Intellectual Property Rights or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchaser. Notwithstanding the foregoing, the Company may license the right to promote and use its Intellectual Property Rights to Strategic Partners in the ordinary course of its business without the prior consent of the Purchaser.

     4.12.  Use of Proceeds. The Company shall use the net proceeds from the
            ---------------
sale of Securities hereunder for working capital purposes.

     4.13.  Reimbursement. If the Purchaser, other than by reason of its gross
            -------------
negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which any of the Purchaser is a named party, the Company will pay the Purchaser the charges, as reasonably determined by the Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Purchaser or entity in connection with the transactions contemplated by this Agreement.

     4.14.  Stockholders Rights Plan. In the event that a stockholders rights
            ------------------------
plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that the Purchaser is an "Acquiring Person" under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Underlying Common Shares under the Transaction Documents.

     4.15.  Fees. The Purchaser shall have no obligation with respect to any
            ----
fees or with respect to any claims made by or on behalf of other Persons for fees or commissions to any broker, financial advisor or consultant, finder, placement agent, investment banker or bank that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and its respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

     4.16.  Additional Security Interests.
            -----------------------------

            (a) The Company covenants that it will not create, incur, assume or permit any mortgage, pledge, lien, security interest or other preferential arrangement, charge or encumbrance of any nature upon or with respect to the assets of the Company, except for asset secured instruments such as operating lines of credit secured by receivables and inventory or senior term debt secured by the Company's assets and all security interests and other liens granted pursuant to any lease financing arrangements undertaken by the Company in the ordinary course of business.

            (b) The Purchaser covenants that it will execute reasonable subordination terms requested by any lender pursuant to any of the permitted financings set forth in Section 4.16(a).

     4.17.  Convertible Debenture. If pursuant to Section 4(D) of the
            ---------------------
Certificate the Company must issue to the Purchaser a Convertible Debenture in accordance with the terms thereof, such Convertible Debenture shall be in the form attached hereto as Exhibit E.

5.  CONDITIONS TO CLOSING.

     5.1.  Conditions to Purchaser's Obligations at the Closings. The obligation
           -----------------------------------------------------
of the Purchaser to consummate the transactions contemplated herein to be consummated on the Closing Date is subject to the satisfaction, on or prior to the Closing Date of the conditions set forth below and applicable thereto, any of which may be waived in writing by the Purchaser:

           (a)  Representations and Warranties True; Performance of Obligations.
                ---------------------------------------------------------------
Each of the representations and warranties of the Company contained herein shall be true and correct, in all material respects, on and as of the Closing Date. The Company shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing Date.

           (b)  Legal Investment. On the Closing Date, the sale and issuance of
                ----------------
the Preferred Shares, the Warrants and the proposed issuance of the Underlying Common Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

           (c)  Corporate Documents. The Company shall have delivered to
                -------------------
Purchaser or its counsel, copies of all corporate documents of the Company as Purchaser shall reasonably request.

           (d)  Reservation of Underlying Common Shares. The Underlying Common
                ---------------------------------------
Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

           (e)  Proceedings and Documents. All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closings and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           (f)  Delivery of Documents at the Closing. The Company shall have
                ------------------------------------
executed and delivered to the Purchaser the following documents on or prior to the Closing Date:

                (i)    an executed Registration Rights Agreement;

                (ii)   the Preferred Warrant;

                (iii)  the Common Warrant;

                (iv)   the Callable Common Warrant;

                (v)    Certificates. Certificates representing the Preferred
                       ------------
Shares to be purchased and sold on the Closing Date;

                (vi)   Secretary's Certificate. A Certificate of the Secretary
                       -----------------------
of the Company attaching (A) the Certificate of Incorporation of the Company in effect at the Closing, (B) the Bylaws of the Company in effect at the Closing,
(C) copies of resolutions by the Board of Directors authorizing and approving this Agreement, the issuance and delivery of the Preferred Shares and the Warrants; and (D) certifying as to the incumbency of the officers entering into this Agreement, the Related Agreements and any other documents contemplated by this Agreement;

                (vii)  Additional Documents.  The other agreements, instruments
                       --------------------
and documents referred to in this Article 5 hereof and such other agreements, instruments and documents as the Purchaser or its counsel may reasonably request;

and shall have delivered to Brighton Capital, Ltd on or prior to the Closing Date a warrant to purchase 50,000 shares of Common Stock.

     5.2.  Conditions to Obligations of the Company. The obligation of the
           ----------------------------------------
Company to consummate the transactions contemplated herein to be on the Closing Date is subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below and expressly applicable thereto, any of which may be waived in writing by the Company:

           (a)  Representations and Warranties True. Each of the representations
                -----------------------------------
and warranties of the Purchaser contained herein shall be true and correct on and as of the Closing Date. The Purchaser shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing Date.

           (b)  Filing of Certificate. The Certificate shall have been filed
                ---------------------
with the Secretary of the State of Delaware.

           (c)  Deliveries by Purchaser to the Company at the Closing. At the
                -----------------------------------------------------
Closing, Purchaser shall deliver, or cause to be delivered, to the Company the following:

                (i)    an executed Registration Rights Agreement;

                (ii)   Purchase Price.  Immediately available funds in the
                       --------------
aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000) by wire transfer as provided in Section 1.1 hereof;

                (iii)  Additional Documents. The other agreements, instruments
                       --------------------
and documents referred to in this Section 5.2 and such other agreements, instruments and documents as the Company or its counsel may reasonably request.

6.  MISCELLANEOUS.

     6.1.  Fees and Expenses. Except as otherwise set forth in the Registration
           -----------------
Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except that the Company shall pay Purchaser's legal expenses incurred with respect to the transactions contemplated herein up to ten thousand ($10,000) dollars. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

     6.2.  Entire Agreement; Amendments. The Transaction Documents, together
           ----------------------------
with the Exhibits and Schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     6.3.  Notices. Any and all notices or other communications or deliveries
           -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if sent other than by the methods set forth in (i)-(iii) of this Section 4.3, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:              Careside, Inc.
                                     6100 Bristol Parkway
                                     Culver City, CA 90230
                                     Attn: Chairman and Chief Executive Officer
                                     Tel: (310) 436-7111
                                     Fax: (310) 338-6789

     With copies to:                 Pepper Hamilton LLP
                                     3000 Two Logan Square
                                     Eighteenth and Arch Streets
                                     Philadelphia, PA 19103
                                     Attn: Julia D. Corelli, Esq.
                                     Tel: (215) 981-4325
                                     Fax: (215) 981-4750

     If to the Purchaser:            RoyCap, Inc.
                                     4100 Yonge Street, Suite 504
                                     Toronto, Ontario M2P 2G2

                                     Attn: Steven Rider
                                     Tel: (416)-266-9921
                                     Fax: (416) 221-1253

With copies to:                      Fogler, Rubinoff, LLP
                                     Suite 4400 Royal Trust Tower
                                     Toronto Dominion Centre
                                     Toronto, Ontario M5K 1G8
                                     Attn: Michael Slan
                                     Tel: (416) 941-8857
                                     Fax: (416) 941-8852

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     6.4.  Amendments; Waivers. No provision of this Agreement may be waived or
           -------------------
amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     6.5.  Headings. The headings herein are for convenience only, do not
           --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.6.  Successors and Assigns. This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in
Section 4.2(a), the Purchaser may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company.

     6.7.  No Third-Party Beneficiaries. This Agreement is intended for the
           ----------------------------
benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.8.  Governing Law; Jurisdiction. This Agreement shall be governed in all
           ---------------------------
respects by the laws of the State of Delaware without regard to the conflicts of laws principles of any jurisdiction. The Company and the Purchaser hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the county of Los Angeles, State of California, the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Purchaser hereby irrevocably waives personal service of process and consents to the process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     6.9.  Survival. The representations, warranties, agreements and covenants
           --------
contained herein shall survive for a period of two (2) years after the Closing Date.

     6.10.  Execution. This Agreement may be executed in two or more
            ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     6.11.  Severability. In case any one or more of the provisions of this
            ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.12.  Remedies. In addition to being entitled to exercise all rights
            --------
provided herein or granted by law, including recovery of damages the Purchaser will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchaser agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

            IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                              CARESIDE, INC.


                              By:  ___________________
                              Name:
                              Title:


                              ROYCAP, INC.

                              By:  ___________________
                              Name:
                              Title:

                                SCHEDULE 3.1(q)
                                     TITLE

                                   Exhibit A
                                   ---------

                         Certificate of Incorporation

                                   Exhibit B
                                   ---------

                               Preferred Warrant

                                   Exhibit C
                                   ---------

                                Common Warrant

                                   Exhibit D
                                   ---------

                            Callable Common Warrant

                                   Exhibit E
                                   ---------

                             Convertible Debenture